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EX-5.1


                     OPINION OF CAMHY KARLINSKY & STEIN LLP

                                   EXHIBIT 5.1



                   [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]



                                                                January 31, 2000

Board of Directors
Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York 11554

         Re:      Sterling Vision, Inc. -- Registration Statement on Form S-3

Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") to be filed by Sterling Vision, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the issuance by the Company of an aggregate of 5,302,500 shares of its Common Stock, par value $.01 per share (the "Common Stock"), a portion of which shares of Common Stock (the "Conversion Shares") are issuable to the holders of the Company's Senior Convertible Preferred Stock, par value $.01 per share (the "Senior Preferred"), upon the conversion thereof and a portion of which shares (the "Warrant Shares") are issuable upon the exercise of warrants ("Warrants") issued to an entity which has agreed to act as an advisor to the Company's Board of Directors.

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws that:


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         1. The Conversion Shares, when issued and delivered in accordance with the terms of the Senior Preferred, and the Warrant Shares, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to this Registration Statement and to the reference to our Firm under the caption "Legal Matters" in this Registration Statement.

                                                Very truly yours,

                                                CAMHY KARLINSKY & STEIN LLP









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